UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):  November 29, 2006



                              LANDAUER, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)



                                 Delaware
              ----------------------------------------------
              (State or Other Jurisdiction of Incorporation)



             1-9788                               06-1218089
     ------------------------        ------------------------------------
     (Commission File Number)        (I.R.S. Employer Identification No.)



2 Science Road, Glenwood, Illinois                    60425
----------------------------------------          ----------
(Address of Principal Executive Offices)          (Zip Code)



                              (708) 755-7000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On November 29, 2006 the Compensation Committee of the Board of Directors of Landauer, Inc. (the "Company") approved the annual incentive compensation awards under the Incentive Compensation Plan for Executive Officers (the "Plan") for the fiscal year ended September 30, 2006 ("FY 2006"), approved the vesting of previously granted shares and grant of additional shares of performance stock under the Landauer, Inc. 2005 Long-Term Incentive Compensation Plan (the "2005 LTI Plan"), and established the annual base salary of Mr. Saxelby, the President and Chief Executive Officer for fiscal year 2007.

      On December 1, 2006, the Company entered into a Retirement Agreement with James M. O'Connell, the former Vice President Finance, Treasurer and Secretary & CFO. The principal terms of the Retirement Agreement are discussed below.

      FY 2005 ANNUAL INCENTIVE COMPENSATION AWARDS

      The FY 2006 annual incentive compensation awards for executive officers were determined by the Compensation Committee based upon the achievement of Incentive Plan Operating Income compared with Forecast Incentive Operating Income and achievement of Actual Revenues compared with Forecast Revenues for the fiscal year.

      FY 2006 ANNUAL PERFORMANCE STOCK AWARDS

      The FY 2006 annual performance stock awards for executive officers were determined by the Compensation Committee based upon the achievement of specified performance goals relating to net income for the fiscal year ending September 30, 2006.

      The following table sets forth FY 2006 incentive compensation awards and performance stock awards for the Named Executive Officers.

                                              2006
                                           Incentive            2006
                                          Compensation       Performance
Name and Position                            Award           Share Award
-----------------                         ------------       -----------

William E. Saxelby
  President and
  Chief Executive Officer                     $223,125             3,833

James M. O'Connell,
  Former Vice President
  Finance, Treasurer and
  Secretary & CFO
  (ceased serving in such
  position on October 18, 2006)               $103,479             1,232

Jonathon M. Singer
Senior Vice President -
  Treasurer, Secretary and
  Chief Financial Officer
  (commenced employment
  October 18, 2006)                                 --                --

Richard E. Bailey
Senior Vice President -
  Operations                                   $50,800               513

R. Craig Yoder
Senior Vice President -
  Marketing and Technology                    $110,691             1,540

Gerard P. Bilek
Vice President - Controller                    $54,308               719

      2007 INCREASES TO BASE SALARY

      The Compensation Committee determined the annual base salaries for 2007 for Mr. Saxelby. The amount of salary increase from 2006 will be $80,000 resulting in a base salary of $430,000 for fiscal 2007.

RETIREMENT AGREEMENT WITH MR. O'CONNELL

      The Company entered into a Retirement Agreement with Mr. O'Connell on November 30, 2005. The Retirement Agreement supersedes the Employment Agreement dated as of February 29, 1996 between the Company and Mr. O'Connell.

      The Retirement Agreement provides that Mr. O'Connell will serve in a non-executive officer capacity from October 16, 2006 through January 31, 2007 and that he will retire from employment with the Company, effective January 31, 2007. On August 10, 2007, the Company will pay Mr. O'Connell $431,234, less customary deductions in a lump sum payment as required under his original employment agreement. Medical and other insurance benefits will continue through July 31, 2008. After that date, Mr. O'Connell will be eligible for benefits under the company's current retiree medical and insurance benefits through his 65th birthday. Mr. O'Connell's right to purchase the shares of Landauer common stock under previously granted stock option awards shall be exercisable in accordance with terms of the individual grant agreements. Mr. O'Connell will be entitled to a combined annual retirement benefit of $109,822.71 pursuant to the terms of the Landauer, Inc. Retirement Plan and the Supplemental Key Executive Retirement Plan of Landauer, Inc. Mr. O'Connell will also provide certain consulting services and will receive reimbursement for legal fees incurred by him in connection with the Retirement Agreement.

      Mr. O'Connell has agreed to certain non-compete and confidentiality provisions in connection with the Retirement Agreement.

      A copy of the Retirement Agreement is attached as Exhibit 10.1 to this Report.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibit.

            10.1  Retirement Agreement dated December 1, 2006

                                 SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LANDAUER, INC.



Dated:  December 1, 2006            /s/ Jonathon M. Singer
                                    ------------------------------
                                    Jonathon M. Singer
                                    Senior Vice President,
                                    Secretary, Treasurer and
                                    Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)

                               EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION
-----------       -----------

10.1              Retirement Agreement Dated December 1, 2006